Exhibit 99.1

Mannatech Receives Wells Notice on Previously Disclosed Inquiry

Coppell, Texas, September 5, 2008—Mannatech, Incorporated (“Mannatech”), a leading developer and provider of dietary supplements and skin care solutions, today announced that it and its Chief Financial Officer and the Chairman of Mannatech’s Audit Committee have received a notification, commonly referred to as a “Wells Notice,” from the staff of the Division of Enforcement (the “Staff”) of the United States Securities and Exchange Commission (the “SEC”) related to the timing and completeness of Mannatech’s October 2007 disclosure regarding its dismissal of Grant Thornton LLP as its independent registered public accountants. The Wells Notice stems from an informal inquiry commenced by the SEC with respect to the disclosure, which informal inquiry was previously disclosed by Mannatech in its Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 17, 2008.

The Wells Notices indicate that the Staff is considering recommending to the SEC that the SEC bring cease and desist proceedings against Mannatech and the individuals alleging that it violated, and the individuals allegedly caused it to violate, Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rules 13a-11 and 12b-20 thereunder.

Under the SEC’s procedures, a Wells Notice from the SEC affords recipients an opportunity to present information and defenses in response to the allegations to the Staff prior to the Staff making a formal recommendation to the SEC whether any action should be authorized. There can be no assurance that the SEC will not bring an enforcement action against Mannatech or its officers or directors.

Mannatech has fully and voluntarily cooperated with the SEC inquiry relating to this matter and presently intends to respond to the Wells Notice. Mannatech cannot predict with certainty the extent of its ultimate liability with respect to the investigation and any and all future securities matters. The costs and other effects of any future litigation, government investigations, legal and administrative cases and proceedings, settlements, judgments and investigations, claims and changes in relation to the investigation could have a material adverse effect on Mannatech’s financial condition and operating results.

About Mannatech

Mannatech, Incorporated, is a global wellness solutions provider of innovative, high-quality, proprietary nutritional supplements, topical and skin care products, and weight management products sold through independent associates and members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, Germany, and South Africa.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, potential regulatory violations, including the results of any proceeding commenced by the United States Securities and Exchange Commission relating to the Wells Notice received by Mannatech, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Gary Spinell

Vice President

Corporate Communications

972-471-6512

ir@mannatech.com

www.mannatech.com

www.exploremannatech.com